Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES SECOND QUARTER RESULTS

— — —

REPORTS INCOME BEFORE TAXES OF $164.5 MILLION ON $294.7 MILLION IN NET REVENUES, PRO FORMA EARNINGS PER SHARE OF $0.28

GREENWICH, CONN, July 26, 2007 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic market maker and broker, today reported pro forma diluted earnings per share of $0.28 for the quarter ended June 30, 2007, compared to $0.24 for the same period in 2006.  On a non-GAAP basis, operating earnings per share, which exclude non-recurring items, amounted to $0.33.

Net revenues were $294.7 million and income before income taxes was $164.5 million for the quarter, compared to net revenues of $290.8 million and income before income taxes of $164.4 million for the same period in 2006.

Business Highlights

•                  55.8% pre-tax GAAP margin, 60.6% operating pre-tax margin.

•                  Pro forma diluted earnings per share increased 16.7% year over year, while operating earnings increased 37.5%.

•                  Electronic Brokerage income before income taxes increased 51.9% year over year and 29.1% sequentially.

•                  Electronic Brokerage total DARTs (Daily Average Revenue Trades) were 236,000 and cleared DARTS were 189,000.

•                  Market Making GAAP income before income taxes decreased 13.4% year over year.  while operating income increased 13.4%.

•      Market Making options contract volume decreased 5% year over year.

“The quarter was marked by a stunning, 51% earnings increase in our Electronic Brokerage business, which represents about a quarter of our business,” said Thomas Peterffy, Chairman and CEO. “This rate of growth validates our business model of delivering a technologically ever more sophisticated trading and investment management platform at very low cost to a growing number of financial professionals around the world*.  Our Market Making results grew soundly on a non-GAAP basis.  GAAP earnings were negatively affected by an unusual event in Europe, but considering our sale of the related legal claim, the event had zero economic impact on the Company.”

*                 For a list of features included in our latest update to our brokerage platform please see www.interactivebrokers.com/ibnews0707.

Segment Overview

Electronic Brokerage

Electronic Brokerage segment income before income taxes increased 51.9% in the quarter ended June 30, 2007 compared with the same period in 2006 and 29.1% sequentially, reflecting higher revenues from commission and execution fees and growth in net interest income.  In the past quarter, we discontinued servicing certain non-cleared institutional customers who received Payment For Order Flow.  This impacted our overall volumes unfavorably, but had a positive impact on earnings.  Total DARTs for cleared and execution-only customers increased 13.7% to 236,000 during the three months ended June 30, 2007, compared to 207,000 during the three months ended June 30, 2006.  Cleared DARTS increased by 12.9% to 189,000.

Market Making

Market Making segment GAAP income before income taxes, which excludes a gain from the sale of a legal claim, decreased 13.4% in the quarter ended June 30, 2007 compared with the same period in 2006.  Taking into account the sale of the legal claim, which offset a non-recurring loss of $37 million, and removing the impact of a non-recurring $11 million tax recovery, operating income before income taxes grew by 13.4%.  Market Making options contract volume in the quarter ended June 30, 2007 decreased by 5% from the same period in 2006, as we decreased our quote sizes in many options in order to reduce our exposure to front running of corporate announcements.

Conference Call Information:

Interactive Brokers Group will hold a conference call with investors today, July 26, 2007, at 5:30 p.m. EST to discuss its second quarter results. Investors who would like to listen to the conference call live should dial 888-802-2275 (U.S. domestic) and 913-312-1267 (international). The number should be dialed approximately ten minutes prior to the start of the conference call. Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:

Interactive Brokers Group is an automated global electronic market maker and broker specializing in routing orders and executing and processing trades in securities, futures and foreign exchange instruments as a member of more than 60 electronic exchanges and trading venues around the world. As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with direct access to stocks, options, futures, forex and bonds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers Group continuously integrates its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:

The foregoing information contains certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Andrew Wilkinson, 203-913-1369 or Investors: 888-919-0022 (domestic) and

312-542-6890 (international).

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA

TRADE VOLUMES:

(in 000’s, except %)					Brokerage
	Market		Brokerage		Non				Avg Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per US
Period	Trades	change	Trades	change	Trades	change	Trades	change	Trading Day
2003	32,772		22,748		2,367		57,887		230
2004	41,506	27%	28,876	27%	2,932	24%	73,314	27%	290
2005	54,044	30%	34,800	21%	7,380	152%	96,224	31%	382
2006	66,043	22%	51,238	47%	12,828	74%	130,109	35%	518

2Q2006	16,497		13,638		3,222		33,357		529
2Q2007	24,169	47%	15,787	16%	3,961	23%	43,917	32%	697

CONTRACT AND SHARE VOLUMES:

(in 000’s, except %)

TOTAL

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	change	(contracts)	change	(shares)	change
2003	194,358		31,034		17,038,250
2004	269,715	39%	37,748	22%	17,487,528	3%
2005	409,794	52%	44,560	18%	21,925,120	25%
2006	563,623	38%	62,419	40%	34,493,410	57%

2Q2006	154,777		16,673		9,286,784
2Q2007	153,370	-1%	19,141	15%	11,201,297	21%

MARKET MAKING

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	change	(contracts)	change	(shares)	change
2003	177,459		6,638		12,578,584
2004	236,569	33%	10,511	58%	12,600,280	0%
2005	308,613	30%	11,551	10%	15,625,801	24%
2006	371,929	21%	14,818	28%	21,180,377	36%

2Q2006	104,348		4,233		6,059,452
2Q2007	99,032	-5%	3,169	-25%	5,359,564	-12%

BROKERAGE TOTAL

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	change	(contracts)	change	(shares)	change
2003	16,898		24,396		4,459,667
2004	33,146	96%	27,237	12%	4,887,247	10%
2005	101,181	205%	33,009	21%	6,299,319	29%
2006	191,694	89%	47,601	44%	13,313,033	111%

2Q2006	50,429		12,440		3,227,332
2Q2007	54,338	8%	15,972	28%	5,841,733	81%

* Includes options on futures

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

OPERATING DATA, CONTINUED

CONTRACT AND SHARE VOLUMES, continued:

(in 000’s, except %)

BROKERAGE CLEARED

	Options	%	Futures*	%	Stocks	%
Period	(contracts)	change	(contracts)	change	(shares)	change
2003	11,351		19,086		3,612,503
2004	16,438	45%	24,118	26%	4,339,462	20%
2005	23,456	43%	30,646	27%	5,690,308	31%
2006	32,384	38%	45,351	48%	12,492,870	120%

2Q2006	8,393		11,840		3,079,172
2Q2007	12,019	43%	15,501	31%	5,311,592	73%

* Includes options on futures

ELECTRONIC BROKERAGE STATISTICS:

(in 000’s, except % and where noted)

	2Q2007	2Q2006	% Change
Total Accounts	86	72	19%
Customer Equity (in Billions) *	$7.4	$5.1	45%

Cleared DARTs	189	167	13%
Total Customer DARTs	236	207	14%

(in $’s, except DART per account)
Avg. Commission per DART	$4.86	$4.16	17%
Avg. DART per Account (Annualized)	546	583	-6%
Avg. Net Revenue per Account (Annualized)	$4,691	$4,229	11%

* Excluding Non-Customers

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

SEGMENT FINANCIAL INFORMATION

(UNAUDITED)

		Three Months
		Ended June 30,
		2007		2006
		(in millions)
		GAAP	Operating	GAAP
Market Making	Net revenues(1),(2)	$189.4	$225.4	$211.8
	Non-interest expenses	72.9	72.9	77.3

	Income before income taxes	$116.5	$152.5	$134.5

	Pre-tax profit margin	62%	68%	64%

Electronic Brokerage	Net revenues	$100.8	$100.8	$76.2
	Non-interest expenses	56.0	56.0	46.7

	Income before income taxes	$44.8	$44.8	$29.5

	Pre-tax profit margin	44%	44%	39%

Corporate	Net revenues	$4.5	$4.5	$2.8
	Non-interest expenses	1.3	1.3	2.4

	Income before income taxes	$3.2	$3.2	$0.4

Total	Net revenues(1),(2)	$294.7	$330.7	$290.8
	Non-interest expenses	130.2	130.2	126.4

	Income before income taxes	$164.5	$200.5	$164.4

	Pre-tax profit margin	56%	61%	57%

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months
	Ended June 30,
	2007			2006
	(in millions)
		Operating
	GAAP	Adjustments	Operating	GAAP
Revenues:
Trading gains (1)	$150.3	$37.0	$187.3	$176.2
Commissions and execution fees	60.3	0.0	60.3	45.8
Interest income(2)	205.1	(1.3)	203.8	160.5
Other income	22.6	0.0	22.6	21.0

Total revenues	438.3	35.7	474.0	403.5

Interest expense(2)	143.6	(0.3)	143.3	112.7

Total net revenues	294.7	36.0	330.7	290.8

Non-interest expenses:
Execution and clearing	81.4		81.4	82.8
Employee compensation and benefits	28.9		28.9	27.1
Occupancy, depreciation and amortization	6.5		6.5	6.2
Communications	3.5		3.5	3.2
General and administrative	9.9		9.9	7.1

Total non-interest expenses	130.2	0.0	130.2	126.4

Income before income taxes	164.5	36.0	200.5	164.4
Income tax expense(1),(2)	8.1	13.7	21.8	12.9
Minority Interest	(145.0)	(20.0)	(165.0)	(141.2)

Net Income	$11.4	$2.3	$13.7	$10.3

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

Interactive Brokers Group provides financial information that is not prepared in accordance with generally accepted accounting principles (“GAAP”) to assist investors in assessing its current operations in the way that the company’s management evaluates those operations. These non-GAAP financial measures are defined to exclude the net effect of certain non-recurring items that are deemed to be outside the scope of Interactive Brokers Group’s normal operations. The non-recurring items that Interactive Brokers Group excludes in evaluating its operations for the quarter ended June 30, 2007 are described below.

(1)          On June 28, 2007, Timber Hill Europe AG, a subsidiary of IBG LLC (“THE”), and TP Holdings, an affiliated entity of Thomas Peterffy entered into a Claims Purchase Agreement. Pursuant to the agreement, THE sold to TP Holdings for cash of $37 million certain claims arising from an unusual, non-recurring loss of approximately $37 million that occurred on a German exchange in May 2007. Under the terms of the agreement, in the event that TP Holdings collects an amount in excess of the purchase price plus out-of-pocket expenses, it will remit such excess amount to THE. In accordance with Interactive Brokers Group’s related party transaction policy, the transaction was approved by Interactive Brokers Group’s audit committee of its board of directors. While this loss is treated as a GAAP loss, the payment to THE is not treated as GAAP income because it was made by an affiliate of Interactive Brokers Group and is, instead, treated as a capital contribution. In evaluating its operations, Interactive Brokers Group excludes the effect of these non-recurring items. Further information can be found at the company’s website at www.interactivebrokers.com/quarter207info.

(2)          Timber Hill (U.K.) Limited, an indirect subsidiary of IBG LLC (“THUK”) that formerly conducted market making activity for the group in the United Kingdom (“U.K.”) and in Italy, but ceased operating in the U.K. in 2001, recognized a net gain of approximately $11 million (including interest) from the recovery of income taxes previously overpaid to the U.K. Inland Revenue. Due to the transfer of THUK’s operations from the U.K. to Switzerland, its income for the period 2002 to 2004 was not taxable in the U.K. but was instead taxable in Switzerland. The recovery amount reflects the net of amounts receivable from the U.K. Inland Revenue and payable to the Swiss tax authorities for such periods. The net receivable has been recognized in the current accounting period in accordance with FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109”, which provides guidelines for recognizing a tax benefit when its receipt is more likely than not to occur. In evaluating its operations, Interactive Brokers Group excluded the effect of this non-recurring  tax recovery.

A reconciliation of the differences between the non-GAAP financial measures with the most comparable GAAP financial measures is presented in the foregoing Segment Financial Information and Consolidated Statements of Income tables.

Operating net income is a supplemental measure of Interactive Brokers Group’s performance that is not required by, and is not presented in accordance with, GAAP. The non-GAAP information does not substitute for any performance measure derived in accordance with GAAP. Interactive Brokers Group believes that this non-GAAP information provides useful information to investors by excluding the effect of the non-recurring items described above because management believes they are not indicative of Interactive Brokers Group’s operating results.  Management recognizes that the use of non-GAAP financial measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Management believes, however, that providing this non-GAAP financial information, in addition to the GAAP information, facilitates comparison of Interactive Brokers Group’s financial performance on a like basis over time.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

2Q07 PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended June 30, 2007
	Historical	Adjustments	Pro Forma(1)
Statement of Income Data:	(dollars in millions except share and per share data)
Revenues:
Trading gains	$150.3	$—	$150.3
Commissions and execution fees	60.3	—	60.3
Interest income	205.1	—	205.1
Other income	22.6	—	22.6

Total revenues	438.3	—	438.3

Interest expense	143.6	—	143.6

Total net revenues	294.7	—	294.7

Non-interest expenses:
Execution and clearing	81.4	—	81.4
Employee compensation and benefits	28.9	—	28.9
Occupancy, depreciation and amortization	6.5	—	6.5
Communications	3.5	—	3.5
General and administrative(2)	9.9	0.0	9.9

Total non-interest expenses	130.2	0.0	130.2

Income before income taxes	164.5	(0.0)	164.5
Income tax expense(3),(4)	2.7	5.4	8.1
Less — Minority interest(5)	—	(145.0)	(145.0)

Net income	$161.8	$(150.4)	$11.4

Earnings per share(6):
Basic			$0.29
Diluted			$0.28

Weighted average common shares outstanding
Basic			40,188,053
Diluted			401,363,708

See accompanying notes to unaudited pro forma consolidated statements of income.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

2Q06 PRO FORMA CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended June 30, 2006
	Historical	Adjustments	Pro Forma(1)
Statement of Income Data:	(dollars in millions except share and per share data)
Revenues:
Trading gains	$176.2	$—	$176.2
Commissions and execution fees	45.8	—	45.8
Interest income	160.5	—	160.5
Other income	21.0	—	21.0

Total revenues	403.5	—	403.5

Interest expense	112.7	—	112.7

Total net revenues	290.8	—	290.8

Non-interest expenses:
Execution and clearing	82.8	—	82.8
Employee compensation and benefits	27.1	—	27.1
Occupancy, depreciation and amortization	6.2	—	6.2
Communications	3.2	—	3.2
General and administrative(2)	7.1	0.0	7.1

Total non-interest expenses	126.4	0.0	126.4

Income before income taxes	164.4	(0.0)	164.4
Income tax expense(3),(4)	6.6	6.3	12.9
Less — Minority interest(5)	—	(141.2)	(141.2)

Net income	$157.8	$(147.5)	$10.3

Earnings per share(6):
Basic			$0.25
Diluted			$0.24

Weighted average common shares outstanding
Basic			40,188,053
Diluted			401,363,708

See accompanying notes to unaudited pro forma consolidated statements of income.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES

NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

Represents adjustments to reflect the following:

(1)                                  Pro forma earnings per share calculations (i) include the restricted shares of Common Stock that have been issued or are to be issued pursuant to the 2007 ROI Unit Stock Plan and issuance of restricted shares of Common Stock pursuant to the 2007 Stock Incentive Plan, but (ii) exclude shares of Common Stock that are issuable in the future pursuant to the 2007 Stock Incentive Plan.

(2)                                  Gives effect to Delaware franchise taxes that will be payable, estimated at $0.165 million annually.

(3)                                  The income tax adjustments of $5.4 million and $6.3 million for the three months ended June 30, 2007 and 2006, respectively, represent the sum of the current income tax expense adjustment for these periods (referenced in this footnote 3) and the deferred income tax expense adjustment for this period (referenced in footnote 4 below). Additional current income tax expense on our 10.49% investment in IBG LLC would be $1.3 million and $2.2 million for the three months ended June 30, 2007 and 2006, respectively. In addition to increased currently payable income taxes, we will incur increased deferred income tax expense (see footnote 4).

(4)                                  Additional deferred income tax expense will be $16.6 million annually, resulting from the straight-line amortization of the deferred tax asset of $248.3 million arising from the acquisition of the 10.0% member interest in IBG LLC (see footnote 3 above) over 15 years.

(5)                                  Gives effect to the 89.51% interest in IBG LLC that IBG Holdings LLC holds arising from the Recapitalization and the IPO, including initial share issuances pursuant to employee equity incentive plans. The adjustments are equal to 89.51% of total net income for each of the three month periods ended June 30, 2007 and 2006, respectively.

(6)                                  Basic pro forma earnings per share are calculated based on 40.2 million shares of Common Stock and 100 shares of Class B common stock being outstanding, including 0.2 million shares issued pursuant to the employee equity incentive plans.  Diluted earnings per share are calculated based on an assumed purchase by us of all remaining IBG LLC membership interests held by IBG Holdings LLC and the issuance by us of 360 million shares of Common Stock, resulting in a total of 401.4 million shares deemed outstanding as of the beginning of each period. There is no impact on earnings per share for such purchase and issuance because 100% of net income before minority interest would be available to common stockholders as IBG Holdings LLC would no longer hold a minority interest, and the full difference between the book and tax basis of IBG LLC’s assets would also be available for reducing income tax expense. Therefore, the net income utilized to calculate diluted earnings per share would be $110 and $97 million for the three month periods ended June 30, 2007 and 2006, respectively.

Diluted weighted average common shares outstanding of 401.4 million shares also includes 1.2 million shares of Common Stock to be issued pursuant to the 2007 ROI Unit Stock Plan.  Shares of Common Stock to be issued in connection with the 2007 Stock Incentive Plan have been excluded from diluted weighted average common shares outstanding because such shares are non-dilutive.